                                                                    EXHIBIT 99.1
PRESS RELEASE
--------------------------------------------------------------------------------

SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE
Friday, January 30, 2004

Contact:      Margaret K. Dorman
              Chief Financial Officer
              (281) 443-3370


                  SMITH INTERNATIONAL, INC. REPORTS 114 PERCENT
                        INCREASE IN QUARTERLY EARNINGS ON
                          REVENUE GROWTH OF 29 PERCENT

         HOUSTON, Texas (January 30, 2004)... Smith International, Inc. (NYSE:
SII) today announced results for the quarter and fiscal year ended December 31, 2003. Fourth quarter earnings, excluding the impact of a three-cent, after-tax charge related to its Distribution operations, were 41 cents per share. Including the charge, the Company reported net income of 38 cents per share. Results for the Distribution segment reflect an aggregate charge of $4.6 million, or $3.0 million on an after-tax basis. Approximately $3.8 million of this amount is an inventory-related charge, while the remainder provides for estimated losses associated with the bankruptcy of a large industrial customer.

         The Company reported fourth quarter earnings of $38.0 million on a revenue base of $983.5 million. Due to the significant growth in Western Hemisphere drilling activity, results were more than double the $17.7 million, or 18 cents per share, posted in the prior year period. On a sequential quarter basis, revenues grew six percent while earnings improved six cents, or 17 percent, after excluding the impact of the Distribution charge discussed above.

         Just over half of the year-over-year revenue growth was reported in the North American market, driven largely by the increased number of land-based drilling programs. Business volumes in areas outside North America increased 30 percent on eight percent higher activity levels, influenced by new contract awards,

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increased market penetration and the impact of acquired operations. Increased customer spending levels in Europe/Africa, particularly in the Former Soviet Union ("FSU") and the North Sea area, accounted for the majority of the international revenue growth; however, revenues significantly outpaced the underlying market growth in each geographic region. On a sequential quarter basis, revenue volumes increased six percent on a two percent corresponding improvement in worldwide activity levels. Over three-quarters of the sequential base revenue growth was generated in North America, associated with improved drilling conditions in the U.S. offshore market and increased Canadian business volumes.

         M-I's fourth quarter revenues totaled $509.5 million, an increase of 33 percent over the prior year quarter and a six percent improvement from the third quarter of 2003. Excluding the effect of acquired operations, revenues were 25 percent above the prior year period with the growth equally split between North America and the international markets. Revenues in the U.S. deepwater market increased 27 percent year-over-year despite a similar decline in the number of related drilling programs, influencing the comparison to the prior year period. The year-over-year base revenue increase was also driven by the higher number of North American land-based drilling programs and increased exploration and production investment in certain international areas, including the FSU, the North Sea and Mexico. On a sequential quarter basis, the majority of the revenue growth was reported in the United States, associated with improved drilling conditions in the U.S. deepwater market and new contract awards.

         Smith Bits fourth quarter revenues totaled $110.0 million, 39 percent above amounts reported in the prior year period and five percent higher sequentially. The year-over-year revenue increase was largely attributable to the performance of the North American drill bit operations, which reported 60 percent revenue growth over the prior year period. Strong demand for recent product introductions, including the Flex-Flo(TM) design series of three-cone bits, contributed to revenues outpacing the underlying market growth. The sequential revenue improvement was, again, reported in North America reflecting increased drilling activity and the impact of new product introductions.

         Smith Services' fourth quarter revenues totaled $108.8 million, an increase of 26 percent over the prior year quarter and a five percent improvement from the third quarter of 2003. While revenue growth was

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experienced in each geographic region, the majority of the year-over-year increase was reported in the United States influenced by demand for remedial and drilling products and services. On a sequential quarter basis, the revenue growth was primarily generated in markets outside of North America, primarily the North Sea and certain Far East markets, reflecting increased customer spending for drilling-related products and services.

         Wilson reported revenues of $255.3 million, 19 percent higher on a year-over-year basis and eight percent above the September 2003 quarter. Wilson's energy sector revenues increased 23 percent over the prior year period benefiting from the impact of increased North American drilling and completion activity. Industrial and downstream revenues grew 12 percent year-over-year influenced, in part, by shipments associated with a large engineering and construction ("E&C") project in the FSU region. Sequentially, revenue growth was influenced by higher business volumes in the North American energy operations as well as incremental revenues associated with the completion of the E&C project discussed above.

         Commenting on the results, Chairman and CEO, Doug Rock stated, "For Smith, last year provided a foundation for a new upcycle in our business. Our 2003 earnings increased 33 percent on a year-over-year basis with expectations for an even greater percentage improvement in 2004. We're optimistic about our prospects for 2004 with the global economic recovery providing a backdrop for longer-term sustainable growth in the oil service market."

         Loren Carroll, Executive Vice President, also noted that, "Our profitability levels continue to accelerate with oilfield operating margins now within a percentage point of last cycle's peak. And, although we're pleased with the strong earnings performance, we're equally impressed with the level of cash flow we've been able to generate so far this cycle. The Company has reduced outstanding borrowings by more than $100 million in the past three quarters, lowering our debt-to-total capitalization to 24 percent at year-end."

         Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I, Smith Bits, Smith Services and Wilson. The Company will host a

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conference call today beginning at 10:00 a.m. Central Time to review the quarterly results. Participants may join the conference call by dialing (706) 634-6555 and requesting the Smith International, Inc. call. A replay of the conference call will also be available through Friday, February 6, 2004 by dialing (706) 645-9291 and entering conference call identification number "4813970".

         Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in this press release and in the scheduled conference call could be considered non-GAAP measures. See the Supplementary Data - Schedule II in this release for the corresponding reconciliations to GAAP financial measures for the three months ended September 30 and December 31, 2003. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results.

         Financial highlights follow:


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                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                 Three Months Ended                   Year Ended
                                                                    December 31,                      December 31,
                                                           -----------------------------     -----------------------------
                                                              2003             2002              2003             2002
                                                           ------------     ------------     ------------     ------------
Revenues                                                   $    983,542     $    764,433     $  3,594,828     $  3,170,080
                                                           ------------     ------------     ------------     ------------
Costs and expenses:
    Costs of revenues                                           686,266          541,613        2,518,897        2,251,778
    Selling expenses                                            155,785          133,432          586,163          520,509
    General and administrative expenses                          44,123           36,511          161,021          141,645
                                                           ------------     ------------     ------------     ------------
        Total costs and expenses                                886,174          711,556        3,266,081        2,913,932
                                                           ------------     ------------     ------------     ------------
Operating income                                                 97,368           52,877          328,747          256,148

Interest expense                                                  9,592           10,029           40,964           40,928
Interest income                                                    (337)            (887)          (1,973)          (2,579)
                                                           ------------     ------------     ------------     ------------
Income before income taxes, minority interests and
    cumulative effect of change in accounting principle          88,113           43,735          289,756          217,799

Income tax provision                                             28,656           13,139           93,334           66,632

Minority interests                                               21,442           12,849           71,788           57,978
                                                           ------------     ------------     ------------     ------------
Income before cumulative effect of change in
    accounting principle                                         38,015           17,747          124,634           93,189

Cumulative effect of change in accounting principle                  --               --           (1,154)              --
                                                           ------------     ------------     ------------     ------------
Net income                                                 $     38,015     $     17,747     $    123,480     $     93,189
                                                           ------------     ------------     ------------     ------------
Earnings per share before cumulative
effect of change in accounting principle:
    Basic                                                  $       0.38     $       0.18     $       1.25     $       0.94
                                                           ============     ============     ============     ============
    Diluted                                                $       0.38     $       0.18     $       1.24     $       0.93
                                                           ============     ============     ============     ============
Earnings per share after cumulative
effect of change in accounting principle:
    Basic                                                  $       0.38     $       0.18     $       1.24     $       0.94
                                                           ============     ============     ============     ============
    Diluted                                                $       0.38     $       0.18     $       1.22     $       0.93
                                                           ============     ============     ============     ============
Weighted average shares outstanding:
    Basic                                                       100,150           99,145           99,815           98,984
                                                           ============     ============     ============     ============
    Diluted                                                     101,242          100,157          100,903          100,091
                                                           ============     ============     ============     ============

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                            SMITH INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                      December 31,    December 31,
                                                          2003            2002
                                                      ------------    ------------
Current Assets:
    Cash and cash equivalents                         $     51,286    $     86,750
    Receivables, net                                       801,819         633,918
    Inventories, net                                       739,627         634,488
    Other current assets                                    87,064          71,758
                                                      ------------    ------------
        Total current assets                             1,679,796       1,426,914
                                                      ------------    ------------

Property, Plant and Equipment, net                         534,871         519,220

Goodwill and Other Assets                                  882,380         803,411
                                                      ------------    ------------
        Total Assets                                  $  3,097,047    $  2,749,545
                                                      ============    ============
Current Liabilities:
    Short-term borrowings                             $     89,747    $    159,692
    Accounts payable                                       310,754         256,069
    Other current liabilities                              230,423         179,335
                                                      ------------    ------------
        Total current liabilities                          630,924         595,096
                                                      ------------    ------------

Long-Term Debt                                             488,548         441,967

Other Long-Term Liabilities                                154,131         131,690

Minority Interests                                         587,668         517,257

Stockholders' Equity                                     1,235,776       1,063,535
                                                      ------------    ------------
        Total Liabilities and Stockholders' Equity    $  3,097,047    $  2,749,545
                                                      ============    ============

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                            SMITH INTERNATIONAL, INC.
                         SUPPLEMENTARY DATA - SCHEDULE I
                                 (In thousands)
                                   (Unaudited)

                                          Three Months Ended December 31,         Year Ended December 31,
                                          -------------------------------     -----------------------------
                                              2003              2002             2003             2002
                                          ------------       ------------     ------------     ------------
SEGMENT DATA

REVENUES:
    M-I                                    $    509,452      $    383,589     $  1,865,851     $  1,558,672
    Smith Bits                                  110,011            79,258          403,261          324,735
    Smith Services                              108,757            86,501          409,162          399,502
                                           ------------      ------------     ------------     ------------
        Oilfield Products and Services          728,220           549,348        2,678,274        2,282,909
    Wilson                                      255,322           215,085          916,554          887,171
                                           ------------      ------------     ------------     ------------
           Total                           $    983,542      $    764,433     $  3,594,828     $  3,170,080
                                           ============      ============     ============     ============

OPERATING INCOME:
    Oilfield Products and Services         $    102,645      $     57,109     $    343,486     $    266,692
    Distribution                                 (3,549)           (2,508)          (7,897)          (4,026)
    General corporate                            (1,728)           (1,724)          (6,842)          (6,518)
                                           ------------      ------------     ------------     ------------
           Total                           $     97,368      $     52,877     $    328,747     $    256,148
                                           ============      ============     ============     ============

OTHER DATA

OPERATING INCOME(a):
    Smith ownership interest               $     69,849      $     36,357     $    234,817     $    184,219
    Minority partner ownership interest          27,519            16,520           93,930           71,929
                                           ------------      ------------     ------------     ------------
           Total                           $     97,368      $     52,877     $    328,747     $    256,148
                                           ============      ============     ============     ============

DEPRECIATION AND AMORTIZATION(a):
    Smith ownership interest               $     20,464      $     18,445     $     79,389     $     70,639
    Minority partner ownership interest           5,877             4,968           22,320           18,688
                                           ------------      ------------     ------------     ------------
           Total                           $     26,341      $     23,413     $    101,709     $     89,327
                                           ============      ============     ============     ============

CAPITAL SPENDING(a) (b):
    Smith ownership interest               $     21,395      $     21,130     $     73,320     $     71,997
    Minority partner ownership interest           7,471             7,747           25,603           25,054
                                           ------------      ------------     ------------     ------------
           Total                           $     28,866      $     28,877     $     98,923     $     97,051
                                           ============      ============     ============     ============

NOTE (a):
The Company derives a significant portion of its revenues and earnings from M-I and other joint venture operations. Consolidated operating income, depreciation and amortization and capital spending amounts have been broken out between the Company's portion and the minority partners' portion in order to aid in analyzing the Company's financial results.

NOTE (b):
Capital spending is reported gross and not reduced for the proceeds arising on lost-in-hole sales or sales of fixed asset equipment replaced. Total net capital spending was approximately $76.0 million and $78.8 million for the year ended December 31, 2003 and 2002, respectively.

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                            SMITH INTERNATIONAL, INC.
                        SUPPLEMENTARY DATA - SCHEDULE II
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                      (In thousands, except per share data)
                                   (Unaudited)

                                                         Three Months Ended
                                                    -----------------------------
                                                    December 31,     September 30,
                                                        2003             2003
                                                    ------------     ------------
CONSOLIDATED OPERATING INCOME:
     GAAP consolidated operating income             $     97,368     $     88,808
     Non-cash charges (a)                                  4,572               --
                                                    ------------     ------------
          Non-GAAP consolidated operating income    $    101,940     $     88,808
                                                    ============     ============


DISTRIBUTION OPERATING INCOME:
     GAAP Distribution operating income             $     (3,549)    $        229
     Non-cash charges(a)                                   4,572               --
                                                    ------------     ------------
          Non-GAAP Distribution operating income    $      1,023     $        229
                                                    ============     ============


DILUTED EARNINGS PER SHARE:
     GAAP diluted earnings per share                $       0.38     $       0.35
     Non-cash charges, net of tax(a)                        0.03               --
                                                    ------------     ------------
          Non-GAAP diluted earnings per share       $       0.41     $       0.35
                                                    ============     ============

NOTE (a):
This amount consists of a $3.8 million pre-tax inventory-related charge and a $0.8 million pre-tax provision for estimated losses associated with the bankruptcy of a large industrial customer. On an after-tax basis, these charges approximated $3.0 million, or three cents per share.